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                                                            EXHIBIT 10.11


                CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT
                                    (ASSETS)

         This Contribution, Assignment and Assumption Agreement (this "Agreement") is made and entered into as of March 28, 2000 (the
"Effective Date"), by and between InternetStudios.com, Inc., a Nevada corporation ("InternetStudios"), and Onlinefilmsales.com, LLC, a Delaware limited liability company (the "Company"), with reference to the following facts:

         A. The Company is a newly formed Delaware limited liability company.

         B. InternetStudios is in the business of compiling an online database of filmed entertainment and facilitating a digital market targeted at the entertainment industry (the "Business") and wishes to contribute to the Company substantially all of the assets and properties held by it in connection with the Business in exchange for the issuance of a membership interest in the Company, all upon the terms and conditions set forth below.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. ASSIGNMENT. Effective as of the Effective Date, except for the Excluded Assets (as defined below), InternetStudios hereby assigns, transfers, conveys and delivers to the Company, and the Company hereby accepts from InternetStudios, all of InternetStudios' right, title and interest in and to all of the business, goodwill, assets, properties and rights of every nature, kind and description throughout the world, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of InternetStudios, to the extent the same relate to or are used or held for use in connection with the Business (collectively, the "Assets"). The Assets shall include, but not be limited to, the following:

              (a) all real property interests, including, without limitation, the office leases listed on Schedule 1 attached hereto, together with all fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all of InternetStudios' rights arising out of use thereof; and all subleases, licenses, permits, easements and rights-of-way which are appurtenant thereto;

              (b) all inventories, including, without limitation, materials, supplies and goods relating to or used or held for use in connection with the Business, whether located on the premises leased by InternetStudios, in transit to or from such premises, in storage facilities or otherwise (collectively, the "Inventories");

              (c) all equipment, vehicles, furniture, supplies and other tangible personal property relating to or used or held for use in connection with the Business, other than the Inventories and the Books and Records (collectively, the "Tangible Personal Property");

              (d) all prepaid items of the Business (such as insurance deposits, municipal or local tax payments or deposits, utility deposits and the like), deferred charges,

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reserve accounts and other security and similar deposits relating to or used or held for use in connection with the Business, other than those which pertain to the Excluded Assets;

              (e) all licenses and permits issued or obtained for the Business, to the extent assignable;

              (f) all of its rights, title and interest in and to that certain Secured Promissory Note, dated November 12, 1999, by MediaChase Ltd., a Delaware corporation ("MediaChase"), payable to the order of InternetStudios, in the original principal amount of $2,025,000, as amended by those certain Allonges to Secured Promissory Note, each by MediaChase, dated November 18, 1999, December 16, 1999, February 1, 2000 and March 27, 2000;

              (g) all contracts, agreements, warranties, guaranties, options, leases (including, without limitation, equipment and automobile leases), subleases, licenses, purchase orders, sales orders, commitments or binding arrangements of any nature whatsoever, express or implied, written or unwritten, and all amendments thereto, entered into by or binding upon InternetStudios or to which any of the properties relating to or used or held for use in connection with the Business may be subject (collectively, the "Contracts and Other Agreements");

              (h) all books and records, ledgers, employee records, customer lists, files, correspondence, and other written records of every kind relating to or used or held for use in connection with the Business (collectively, the "Books and Records"), other than those which pertain to the Excluded Assets;

              (i) all rights of InternetStudios under express or implied warranties from suppliers or contractors with respect to the Assets, to the extent assignable;

              (j) all of InternetStudios' claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, to the extent assignable, other than those which pertain to the Excluded Assets;

              (k) all of InternetStudios' rights to receive mail and other communications, other than mail and communications which pertain to the Excluded Assets;

              (l) all certifications and approvals from all certifying agencies issued to InternetStudios with respect to the Business and all rights to all data and records held by certifying agencies to the extent relating to the Business;

              (m) all goodwill of the Business as a going concern;

              (n) all proprietary information and rights relating to or used or held for use in connection with the Business (the "Proprietary Information and Rights"), including, without limitation, (i) all foreign and domestic registered and unregistered trademarks, service marks, trade names (other than "InternetStudios" or "InternetStudios.com") and slogans, the domain name, onlinefilmsales.com, all applications therefor, and all associated goodwill; (ii) all statutory, common law and registered copyrights (whether foreign or domestic), all applications therefor and all associated goodwill;
(iii) all know-how, trade secrets, proprietary information

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and other related data, and all associated goodwill; (iv) all "software" and documentation thereof, (including all electronic data processing systems and program specifications, source codes, input data and report layouts and format, record file layouts, diagrams, functional specifications, narrative descriptions, and flow charts); and (v) all other inventions, discoveries, improvements, confidential information, know-how and ideas (including those in the possession of third parties, but relating to or used or held for use in connection with the Business), and all drawings, records, books or other tangible media embodying the foregoing;

              (o) all accounts, notes, accounts receivable, contract rights, drafts, and other forms of claims, demands, instruments, receivables and rights to the payment of money or other forms of consideration, whether for goods sold or leased, services performed or to be performed, or otherwise, to the extent relating to or used or held for use in connection with the Business, together with all guarantees, security agreements and rights and interests securing the same (collectively, the "Accounts Receivable");

              (p) all cash and cash equivalents, bank accounts, certificates of deposit, bankers' acceptances, United States Government (or Agency) securities or other securities relating to or used or held for use in connection with the Business; and

              (q) all other properties, tangible and intangible, not otherwise referred to above to the extent relating to or used or held for use in connection with the Business, other than those which pertain to the Excluded Assets.

         2. Notwithstanding anything to the contrary set forth herein, the Assets shall not include any of the following rights, interests or assets, all of which shall be retained by InternetStudios (the "Excluded Assets"):

              (a) all of InternetStudios' rights to refunds of all or any part of any taxes paid by InternetStudios, including, without limitation, all federal, state and local income and franchise tax credits and tax refund claims (and any foreign equivalents thereof) relating to or arising out of the Business prior the Effective Date;

              (b) all contracts, agreements, guaranties, options, rights, warrants, commitments or binding arrangements of any nature whatsoever, entered into by or binding upon InternetStudios relating to (i) any commercial or private financing, or (ii) the sale of InternetStudios' capital stock or other securities;

              (c) all trademarks (whether or not registered, service marks, trade names, and domain names, containing "InternetStudios.com" or "InternetStudios", and all associated goodwill;

              (d) all of InternetStudios' Stock Option Plans;

              (e) all of InternetStudios' tax and information returns; all correspondence between InternetStudios and its stockholders; all corporate documents relating to the formation and capitalization of InternetStudios or pertaining to its relations with its stockholders; stock and minute books, and all other financial records of InternetStudios which do not relate in any way to InternetStudios' ownership and operation of the Business; provided,

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however, that upon reasonable notice from the Company to InternetStudios or its successors-in-interest, InternetStudios or its successors-in-interest shall provide the Company with access at no charge to any of the foregoing described material and with copies of any of said documents;

              (f) all registrations with the Securities and Exchange Commission and state securities authorities, all registrations and listings with any securities exchanges and all documents relating thereto;

              (g) all of InternetStudios' claims, causes of action, choses in action, and rights of set-off of any kind against or pertaining to its stockholders, officers and directors;

              (h) all of InternetStudios' property and liability insurance policies and all rights of every nature and description under or arising out of such insurance policies;

              (i) all of InternetStudios' equity interest in InternetStudios.com.inc, U.K., Ltd. and all assets thereof;

              (j) all of InternetStudios' rights under that certain Letter of Intent, dated February 4, 2000 with itstv.com and any additional agreements or instruments entered into in connection with the transactions contemplated thereby; and

              (k) all of InternetStudios' rights to receive mail and other communications, which do not relate in any way to the operation of the Business.

         3. FAILURE TO OBTAIN CONSENTS. This Agreement shall not constitute an assignment of any claim, asset, right, contract, permit or license if the attempted assignment thereof without the consent of the other party thereto would constitute a breach thereof or in any way adversely affect the rights of InternetStudios thereunder. If such consent is not obtained, or if any attempted assignment thereof would be ineffective or would adversely affect the rights of InternetStudios thereunder so that the Company would not in fact receive all such rights, then (a) only the proceeds of such claim, asset, right, contract, permit or license shall be deemed to have been transferred to the Company pursuant hereto and InternetStudios shall otherwise retain such claim, asset, right, contract, permit or license and
(b) InternetStudios hereby engages the Company, and the Company hereby accepts the engagement, to act as the attorney-in-fact of InternetStudios in order to obtain for the Company the benefit of such claim, asset, right, contract, permit, franchise or license.

         4. ISSUANCE OF MEMBERSHIP INTEREST. In consideration of
InternetStudios' assignment, transfer, conveyance and delivery of the Assets to the Company, effective as of the Effective Date, the Company shall issue to InternetStudios a 100% Class A membership interest in the Company (the "Membership Interest").

         5. ASSUMPTION OF LIABILITIES AND OBLIGATIONS. As further consideration for the assignment, transfer, conveyance and delivery of the Assets to the Company, effective as of the Effective Date, the Company hereby assumes and agrees to pay and perform all of the liabilities and obligations of InternetStudios relating to, arising under or in connection with the Assets, whether arising or accruing prior to, on or after the Effective Date, including, without limitation, all liabilities and obligations with respect to the Contracts and Other Agreements

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("Liabilities"); PROVIDED, HOWEVER, that in no event shall Liabilities include the obligations arising under the instruments set forth on Schedule 2 hereto.

         6. REPRESENTATIONS AND WARRANTIES.

              (a) Each of InternetStudios and the Company represents and warrants to the other that (i) it has all requisite power and authority to execute and deliver this Agreement and any other assignments, instruments and documents to be executed and delivered to effectuate the assignment and assumption contemplated hereby (collectively, the "Assignment Documents");
(ii) its execution and delivery of this Agreement and the other Assignment Documents and the performance of its obligations hereunder and thereunder have been authorized by all necessary corporate or limited liability company action and do not violate any laws, regulations or orders by which it is bound; and (iii) this Agreement and the other Assignment Documents constitute its legal, valid and binding obligations, enforceable against it in accordance with the terms hereof and thereof.

              (b) InternetStudios represents and warrants to the Company that
(i) it owns, leases or has the legal right to use all of the Assets and, with respect to rights under the Contracts and the Other Agreements, is a party to and enjoys the right to the benefits of all such Contracts and Other Agreements, and (ii) it has good and marketable title to, or in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all of the Assets, free and clear of all liens and other encumbrances other than:
(x) liens for current taxes not yet due and payable and (y) minor liens or other encumbrances which will not materially impair the value or utility of any material component of the Assets from and after the Effective Date.

              (c) The Company understands and agrees that except as set forth in Section 6(b) above, InternetStudios is making no representation or warranty whatsoever, express or implied, with respect to the Assets and that the Company is acquiring the Assets "as is" and "with all faults, if any".

         7. DELIVERY. On or promptly following the Effective Date, InternetStudios shall deliver the following to the Company or to such location, person or entity as may be designated by the Company:

              (a) The Assets, including, without limitation, (i) all Tangible Personal Property; (ii) all originals and copies of the Contracts and Other Agreements; and (iii) all Books and Records relating to or included in the Assets; and

              (b) Any other information, document, instrument or agreement with respect to the Assets in the possession or control of InternetStudios.

         8. REIMBURSEMENT OBLIGATION. If an amount is received or recovered by InternetStudios after the Effective Date in respect of the Assets, InternetStudios shall promptly pay such amount to the Company after receipt thereof and assign to the Company any related rights under contract or otherwise.

         9. COLLECTION OF ACCOUNTS RECEIVABLE; SUPPORT SERVICES.
From and after the Effective Date, InternetStudios shall, at no cost to the Company, assist the Company in

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collecting the Accounts Receivable transferred to
the Company. InternetStudios shall promptly pay over to the Company any amounts received by it in respect of the Accounts Receivable. In this regard, InternetStudios shall provide such personnel, equipment and other resources as the Company may reasonably request to enhance and support the Company's contract servicing and collection efforts.

         10. FURTHER ASSURANCES. Each of InternetStudios and the Company shall, at any time and from time to time after the date hereof, upon request of the other party, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions hereby consummated and to collect and reduce any and all of the Assets to the possession of the Company.

         11. CHOICE OF LAW. This Agreement shall be governed by, and construed in accordance with the laws of the State of California.

         12. SUCCESSORS AND ASSIGNS. This Agreement and the covenants and agreements herein contained shall inure to the benefit of and shall bind the respective parties hereto and their respective successors and assigns.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

                                      InternetStudios.com, Inc.,
                                      a Nevada corporation

                                      By:_________________________________

                                      Its:_________________________________

                                      Onlinefilmsales.com, LLC, a Delaware
                                      limited liability company

                                      By: InternetStudios.com, Inc., a Nevada
                                          corporation, its Manager

                                      By:_________________________________

                                      Its:_________________________________


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                                   SCHEDULE 1

                                  REAL PROPERTY

    1. Lease with respect to 207-1040 Hamilton Street, Vancouver, BC.








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                                   SCHEDULE 2

                              EXCLUDED LIABILITIES

    Those certain Loan Agreements with Pacific Capital Markets, Inc., dated August 26, 1999, September 3, 1999, September 24, 1999, February 9, 2000 and March 13, 2000.